Exhibit 4.1

This instrument is Supplemental Indenture No. 22 to, and a restatement in its entirety of, the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, between Duquesne Light Company and Mellon Bank, N.A., trustee (predecessor of the trustee herein), as heretofore amended.

DUQUESNE LIGHT COMPANY

TO

JPMORGAN CHASE BANK

(successor by merger to The Chase Manhattan Bank,

successor in trust to Mellon Bank, N.A.)

Trustee

INDENTURE OF MORTGAGE

AND

DEED OF TRUST

Dated as of April 1, 1992

Supplemental Indenture No. 22

Dated as of October 1, 2004

Constituting a Restatement in its Entirety

of the aforesaid

Indenture of Mortgage and Deed of Trust,

as heretofore amended

DUQUESNE LIGHT COMPANY

Reconciliation and Tie between Trust Indenture Act of 1939

and Indenture, dated as of April 1, 1992

Trust Indenture Act Section	Indenture Section(s)
§310(a)(1)	1109
(a)(2)	1109
(a)(3)	1114(b)
(a)(4)	Not Applicable
(b)	1108, 1110
§311(a)	1113
(b)	1113
(c)	1113
§312(a)	1201
(b)	1201
(c)	1201
§313(a)	1202
(b)	1202
(c)	1202
(d)	1202
§314(a)	1202
(b)	608
(c)(1)	105
(c)(2)	105
(c)(3)	103
(d)	101, 803, 804
(e)	105
§315(a)	1101, 1103
(b)	1102
(c)	1101
(d)	1101
(e)	1018
§316(a)	1016, 1017
(a)(1)(A)	1002, 1016
(a)(1)(B)	1017
(a)(2)	Not Applicable
(b)	1012
§317(a)(1)	1006
(a)(2)	1009
(b)	603
§318(a)	110

TABLE OF CONTENTS

Page
Recital of the Company	1
Granting Clauses	2
Excepted Property	4

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101.	General Definitions	6
	Act	6
	Adjusted Net Earnings	6
	Affiliate	7
	Annual Interest Requirements	7
	Authenticating Agent	7
	Authorized Executive Officer	7
	Authorized Publication	7
	Authorized Purposes	7
	Board of Directors	7
	Board Resolution	7
	Business Day	7
	Class “A” Bonds	8
	Class “A” Mortgage	8
	Commission	8
	Company	8
	Company Request or Company Order	8
	Corporate Trust Office	8
	corporation	8
	Cost	8
	Defaulted Interest	8
	Discount Security	8
	DLC 1947 Mortgage	8
	Dollar or $	8
	Eligible Obligations	9
	Engineer	9
	Engineer’s Certificate	9
	Event of Default	9
	fair value	9
	Funded Cash	10
	Funded Property	10
	Governmental Authority	10
	Government Obligations	10
	Holder	10
	Indenture	10
	Independent	10

v

		Page

ARTICLE THIRTEEN

Consolidation, Merger, Conveyance,
Transfer or Lease

SECTION 1301.	Company may Consolidate, etc., Only on Certain Terms	101
SECTION 1302.	Successor Corporation Substituted	102
SECTION 1303.	Extent of Lien Hereof on Property of Successor Corporation	103
SECTION 1304.	Release of Company upon Conveyance or Other Transfer	103
SECTION 1305.	Merger into Company; Extent of Lien Hereof	103

ARTICLE FOURTEEN

Supplemental Indentures

SECTION 1401.	Supplemental Indentures Without Consent of Holders	104
SECTION 1402.	Supplemental Indentures With Consent of Holders	105
SECTION 1403.	Execution of Supplemental Indentures	107
SECTION 1404.	Effect of Supplemental Indentures	107
SECTION 1405.	Conformity With Trust Indenture Act	107
SECTION 1406.	Reference in Securities to Supplemental Indentures	107

ARTICLE FIFTEEN

Meetings of Holders; Action Without Meeting

SECTION 1501.	Purposes for Which Meetings May Be Called	108
SECTION 1502.	Call, Notice and Place of Meetings	108
SECTION 1503.	Persons Entitled to Vote at Meetings	109
SECTION 1504.	Quorum; Action	109
SECTION 1505.	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings	110
SECTION 1506.	Counting Votes and Recording Action of Meetings	111
SECTION 1507.	Action Without Meeting	111

		Page

ARTICLE SIXTEEN

Immunity of Incorporators, Stockholders, Officers and Directors

SECTION 1601.	Liability Solely Corporate	111

Signatures		113
Acknowledgments		114
Certificate of Precise Residence		115

Schedule A

Exhibit A

Granting Clauses

INDENTURE OF MORTGAGE AND DEED OF TRUST, dated as of April 1, 1992, between DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the “Company”), and JPMORGAN CHASE BANK, a New York banking corporation and successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A. trustee (hereinafter sometimes called the “Trustee”), this instrument being Supplemental Indenture No. 22 to, and a restatement in its entirety of, the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (the “Original Indenture”), between the Company and Mellon Bank, N.A., trustee, as heretofore from time to time amended.

Recital of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

The Original Indenture was recorded in the Recorders’ Offices of the various counties of Pennsylvania as follows:

In Allegheny County in Mortgage Book Vol. 12068, page 8;

In Beaver County in Mortgage Book Vol. 1208, page 520;

In Greene County in Mortgage Book Vol. 100, page 174;

In Washington County in Mortgage Book Vol. 1873, page 1;

In Westmoreland County in Mortgage Book Vol. 2862, page 221;

and was also recorded in the Office of the Clerk of County Commission of Monongahela County, West Virginia, in Deed of Trust Book Vol. 672, page 129, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 293, page 46, the Recorder’s Office of Belmont County, Ohio, in Mortgage Book Vol. 586, page 273, the Recorder’s Office of Columbiana County, Ohio, in Mortgage Book Vol. 318, page 289, the Recorder’s Office of Jefferson County, Ohio, in Mortgage Book Vol. 65, page 675, the Recorder’s Office of Lake County, Ohio, in Mortgage Book Vol. 711, page 217, and the Recorder’s Office of Monroe County, Ohio, in Mortgage Book Vol. 129, page 301.

The Company has heretofore executed and delivered to the Trustee supplemental indentures for the purposes recited therein including the purpose of creating series of Securities, as set forth in Schedule A hereto.

The Original Indenture has heretofore been amended by provisions set forth in Supplemental Indenture No. 5, dated as of June 1, 1993, Supplemental Indenture No. 15, dated as of November 1, 1999, and Supplemental Indenture No. 21, dated as of October 1, 2004.

Section 1404 of the Original Indenture provides that any supplemental indenture may restate the Indenture as theretofore in effect in its entirety, and that any such restatement will supercede the Indenture as theretofore in effect for all purposes.

Granting Clauses

The Company now desires to restate the Indenture as now in effect (comprised of the Original Indenture as heretofore from time to time amended), as contemplated by Section 1404 of the Original Indenture, and has requested the Trustee to join in the execution and delivery of this Supplemental Indenture No. 22 in order to effectuate such restatement; it being understood, acknowledged and agreed, however, that, anything herein or in the Original Indenture or any supplemental indenture to the contrary notwithstanding, (a) the execution and delivery of this Supplemental Indenture No. 22 and the restatement of the Original Indenture as heretofore amended, as aforesaid, shall not affect the Lien (as hereinafter defined) granted and/or created in the granting clauses of the Original Indenture, and confirmed in the granting clauses of supplemental indentures heretofore executed and delivered, or the priority of such Lien and (b) such Lien shall continue in effect from the date of the original grant or creation thereof (except to the extent heretofore released).

The Company duly authorized the execution and delivery of the Original Indenture and of each Supplemental Indenture heretofore executed and delivered. The Company has further duly authorized the execution and delivery of this Supplemental Indenture No. 22 to restate the Original Indenture as heretofore amended, as contemplated above; and all acts and things necessary to make each of this Supplemental Indenture No. 22 and the Indenture a valid agreement of the Company have been performed.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

Granting Clauses

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

Granting Clause First

All right, title and interest of the Company in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (whether or not such use is the sole use of such property), including without limitation (a) all land and interests in land subject to the Lien of and referenced in Schedule A to the DLC 1947 Mortgage and in supplements thereto, which mortgage and supplements are described in Exhibit A to this Indenture, except land and interests in land which have been specifically released from such Lien from time to time; (b) all other lands, easements, servitudes, licenses, permits, rights of way and other rights and

Granting Clauses

interests in or relating to real property or the occupancy or use of the same; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures; and (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the generation, purchase, transmission, distribution or sale by the Company of electric energy;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 810, Section 1303 and Section 1305, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Indenture shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Indenture;

Granting Clause Third

Any Excepted Property, and any other property of the Company, real, personal or mixed, not described in Granting Clauses First or Second, which may, from time to time after the date of the execution and delivery of this Indenture, by delivery or by an instrument supplemental to this Indenture, be subjected to the Lien hereof by the Company or by anyone in its behalf, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property and/or other property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

Granting Clause Fourth

All other property of whatever kind and nature subjected or intended to be subjected to the Lien of this Indenture by any of the terms and provisions hereof;

Excepted Property

Excepted Property

Expressly excepting and excluding, however, from the Lien and operation of this Indenture the following property of the Company, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):

(a) all cash on hand or in banks, shares of stock, bonds, notes, evidences of indebtedness and other securities not hereafter paid, deposited, delivered or held hereunder or required so to be;

(b) all contracts, leases and other agreements of whatsoever kind and nature, contract rights, bills, notes and other instruments, accounts receivable, claims, credits, demands, judgments, permits, licenses, franchises, patents, patent licenses and other patent rights, patent applications, trade names, trademarks, claims, credits, choses in action and other general intangibles;

(c) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles, movable equipment, all rolling stock and other railroad equipment, all vessels, boats, barges and other marine equipment, all airplanes, airplane engines and other flight equipment, and all accessories and supplies used in connection with any of the foregoing;

(d) all goods, wares and merchandise acquired for the purpose of sale in the ordinary course of business; all fuel, materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the business of the Company; all nuclear fuel, whether or not in a form consumable in the operation of the business of the Company, including separate assemblies of nuclear fuel and components thereof in the forms in which such assemblies and components exist at each stage of the nuclear fuel cycle (that is, the process, whether physical or chemical, by which the component parts of nuclear fuel are processed, enriched, designed and/or fabricated into assemblies, which, when loaded into a nuclear reactor, are intended to produce heat through the fission process and thereafter are utilized, disengaged, cooled, stored and/or reprocessed); all hand tools; all furniture; and all computers, machinery and equipment used exclusively for corporate administrative or clerical purposes;

(e) all coal, ore, gas, oil and other minerals and all timber, mined or extracted or otherwise separated from the land; and all electric energy, gas, steam, water and other products generated, produced or purchased;

(f) all leasehold interests of the Company;

(g) all property, real, personal and mixed, which is:

(i) located outside the Commonwealth of Pennsylvania, the State of Ohio and the State of West Virginia;

Excepted Property

(ii) not specifically described in the Granting Clauses of this Indenture; and

(iii) not specifically subjected or required to be subjected to the Lien of this Indenture by any provision hereof;

provided, however, that (x) if, at any time after the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 1114 or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Mortgaged Property, all the Excepted Property described or referred to in the foregoing clauses (b), (c) and (d), then owned or held or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in clause (f), upon demand of the Trustee or such other trustee or receiver, become subject to the Lien of this Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (y) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject to the Lien of this Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee forever;

SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of this Indenture (including, but not limited to, the Lien of the DLC 1947 Mortgage), and subject also, as to any property hereafter acquired by the Company, to vendors’ Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class “A” Mortgage), it being understood that with respect to any of such property which is now or hereafter becomes subject to the Lien of any Class “A” Mortgage, the Lien of this Indenture shall at all times be junior and subordinate to the Lien of such Class “A” Mortgage;

IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased, terminated and become void in accordance with Article Nine hereof, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 hereof, then and in that case this Indenture and the estate and rights hereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge this Indenture and

Section 101

execute and deliver to the Company such instruments as the Company shall require to evidence the discharge hereof; otherwise this Indenture shall be and remain in full force and effect; and

THE PARTIES HEREBY COVENANT AND AGREE that all the Securities are to be authenticated and delivered, and the Mortgaged Property is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, for the benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101. General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture or any Class “A” Mortgage which then remains in effect; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 107.

“Adjusted Net Earnings” has the meaning specified in Section 103.

Section 101

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Interest Requirements” has the meaning specified in Section 103.

“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate one or more series of Securities.

“Authorized Executive Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or any other duly authorized officer of the Company.

“Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of similar import. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without extraordinary expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

“Authorized Purposes” means the authentication and delivery of bonds, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 301.

Section 101

“Class “A” Bonds” means bonds or other obligations now or hereafter issued and Outstanding under the DLC 1947 Mortgage or any other Class “A” Mortgage or Mortgages.

“Class “A” Mortgage” means the DLC 1947 Mortgage and each other mortgage or deed of trust or similar indenture entered into by any corporation that is subsequently merged into or consolidated with the Company and hereafter designated an additional Class “A” Mortgage in an indenture supplemental hereto executed and delivered in accordance with Section 706.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body (if any) performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Authorized Executive Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One Mellon Bank Center, Pittsburgh, Pennsylvania, 15258, Attention: Corporate Trust Group.

“corporation” means a corporation, association, company, joint stock company or business trust.

“Cost” with respect to Property Additions has the meaning specified in Section 104.

“Defaulted Interest” has the meaning specified in Section 307.

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002.

“DLC 1947 Mortgage” means the Trust Indenture, dated as of August 1, 1947, between the Company and Mellon Bank, N.A., successor by merger to Mellon National Bank and Trust Company, as heretofore and hereafter amended and supplemented.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

Section 101

“Eligible Obligations” means:

(a) with respect to Securities denominated in Dollars, Government Obligations; or

(b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 301.

“Engineer” means a Person engaged in the engineering profession or otherwise qualified to pass on engineering matters or a Person engaged in the business of appraising property or otherwise competent to determine the value of the particular property in question, who, in each case, unless required to be Independent, may be an employee of the Company.

“Engineer’s Certificate” means a certificate signed by an Authorized Executive Officer and by an Engineer (who or which may be selected by an Authorized Executive Officer); provided, however, that, in connection with the release of any property from the Lien of this Indenture, the Engineer’s Certificate as to the fair value of such property, and as to the nonimpairment by reason of such release of the security of this Indenture in contravention of the provisions hereof, shall be made by an Independent Engineer if the fair value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the sum of (a) the principal amount of the Securities at the time Outstanding and (b) the principal amount of the Class “A” Bonds at the time Outstanding other than Class “A” Bonds delivered to and held by the Trustee hereunder; but such a certificate of an Independent Engineer shall not be required in the case of any release of property, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the sum of (x) the principal amount of the Securities at the time Outstanding and (y) the principal amount of the Class “A” Bonds at the time Outstanding other than Class “A” Bonds delivered to and held by the Trustee hereunder.

“Event of Default” has the meaning specified in Section 1001.

“fair value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the fair value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 803) and (y) the fair value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair value may be determined,

Section 101

without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Engineer certifying the same.

“Funded Cash” has the meaning specified in Section 102.

“Funded Property” has the meaning specified in Section 102.

“Governmental Authority” means the government of the United States or any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof; and

(b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company subject to Federal or State supervision or examination with a combined capital and surplus of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

“Independent”, when applied to any accountant or Engineer, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is selected by an Authorized Executive Officer and approved by the Trustee in the exercise of reasonable care.

Section 101

“Independent Engineer’s Certificate” means a certificate signed by an Independent Engineer.

“interest” when used with respect to a Discount Security, means interest, if any, borne by such Security at a Stated Interest Rate.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Securities” means any of the following obligations or securities on which neither the Company nor an Affiliate thereof is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee or any Paying Agent) or savings and loan associations having total assets of not less than Two Hundred Fifty Million Dollars ($250,000,000); (c) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee or any Paying Agent) having a combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000); (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States of America or the District of Columbia, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories (without regard to modifiers) by a nationally recognized statistical rating organization; (e) bonds or other obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated in any of the two highest rating categories (without regard to modifiers) by a nationally recognized statistical rating organization; (g) corporate debt securities rated in any of the three highest rating categories (without regard to modifiers) by a nationally recognized statistical rating organization; (h) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000) (which may include the Trustee or any Paying Agent) with respect to any of the foregoing obligations or securities; (i) securities issued by any regulated investment company (including any investment company for which the Trustee is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations that are bonds, notes, certificates of indebtedness, treasury bills or other securities now or hereafter issued, which are guaranteed as to principal and interest by the full faith and credit of the United States of America, which portfolio may include repurchase agreements which are fully collateralized by any of the foregoing obligations; and (j) any other obligations or securities which may lawfully and prudently be purchased by the Trustee.

“Lien” means any mortgage, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right or lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction, and any defect or irregularity in record title.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as

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provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Mortgaged Property” means as of any particular time all property which at such time is subject to the Lien of this Indenture.

“Net Earnings Certificate” has the meaning specified in Section 103.

“Officer’s Certificate” means a certificate signed by an Authorized Executive Officer.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled or delivered to the Trustee for cancellation;

(b) Securities deemed to have been paid in accordance with Section 901; and

(c) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

(x) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so

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to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and

(y) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002.

“Outstanding”, when used with respect to Class “A” Bonds, has the meaning specified in the related Class “A” Mortgage.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents at or about the time of the issuance of such Securities.

“Permitted Liens” means, at any time, any of the following:

(a) Liens for taxes, assessments and other governmental charges or requirements not delinquent or which are currently being contested in good faith by appropriate proceedings;

(b) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ Liens, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

(c) Liens in respect of judgments or awards with respect to which the Company shall (i) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (ii) have the right to prosecute an appeal or other proceeding for review;

(d) easements, leases, reservations or other rights of others in, on and/or over, and laws, regulations and restrictions affecting, and defects and irregularities in record title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects and irregularities do not in the aggregate

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materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

(e) any defects or irregularities in title to any rights-of-way and/or to any real estate used or to be used primarily for right-of-way purposes or held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purpose for which the Company acquired the same, (ii) the Company has power under eminent domain, or similar statutes, to remove such defects or irregularities or (iii) such defects or irregularities may be otherwise remedied without undue effort or expense;

(f) Liens securing indebtedness neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon property of the Company, existing at the date of the execution and delivery of this Indenture, or, as to property hereafter acquired, at the time of the acquisition thereof by the Company, upon real estate or rights in or relating to real estate acquired by the Company for the purpose of the transmission or distribution of electric energy or for telephonic, telegraphic, radio, wireless or other electronic communications purposes;

(g) leases existing at the date of the execution and delivery of this Indenture affecting property owned by the Company at said date and renewals and extensions thereof and leases for a term of not more than ten (10) years (including extensions or renewals at the option of the tenant) affecting property acquired by the Company after said date;

(h) any Lien vested in any lessor, licensor or permitter for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(i) any controls, restrictions, obligations, duties and/or other burdens imposed by any federal, state, municipal or other law, or by any rule, regulation or order of any Governmental Authority, upon any property of the Company or the operation or use thereof or upon the Company with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in any Governmental Authority to impose any such controls, restrictions, obligations, duties and/or other burdens;

(j) Liens granted on air or water pollution control or sewage or solid waste disposal facilities of the Company in connection with the issuance of

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industrial development revenue bonds which remain outstanding on the date hereof;

(k) any right which any Governmental Authority may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of cash or reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

(l) any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made; and

(m) Prepaid Liens.

“Person” means any individual, corporation, association, partnership, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 602, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable upon presentation.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Prepaid Lien” means any Lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such Lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Property Additions” has the meaning specified in Section 104.

“purchase money mortgage” means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property which

(a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

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(b) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, gives value to enable the grantor of such Lien to acquire rights in or the use of such property;

(c) is granted to any other Person in connection with the release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by such Lien on such property (as well as any other property subject thereto);

(d) is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

(e) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Indenture, the term “purchase money mortgage” shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Required Currency” has the meaning specified in Section 311.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means,

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with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Retired Securities” means any Securities authenticated and delivered under this Indenture which (a) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of “Outstanding”, (b) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes, and (c) have not been, and are not to be, paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

“Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company’s obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

“Stated Maturity”, when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Successor Corporation” has the meaning set forth in Section 1301.

“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939 as in force at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall means the Trustee with respect to Securities of that series.

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“United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

SECTION 102. Funded Property; Funded Cash.

“Funded Property” means:

(a) all Property Additions to the extent that the same shall have been designated in an Engineer’s Certificate delivered to the Trustee pursuant to Section 707(c) to be deemed to have been made the basis of the authentication and delivery of Securities then Outstanding;

(b) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Securities under this Indenture;

(c) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture;

(d) all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired; and

(e) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee hereunder;

In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (b), (c) and (e) of this Section, only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 104 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property. Neither any reduction in the Cost or book value of property recorded in the plant account of the Company, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.

The Company may make allocations, on a pro-rata or other reasonable basis, for the purpose of determining the extent to which fungible properties, reflected in the same generic class of property in the Company’s books of account and not otherwise specifically identified, constitute Funded Property or Funded Property retired.

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“Funded Cash” means:

(a) cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on or the release of property, or the proceeds of the release of obligations secured by purchase money mortgage which obligations have been delivered to the Trustee pursuant to Article Eight and used as a credit in any application for the release of property hereunder, or the proceeds of payment to the Trustee on account of the principal of obligations secured by purchase money mortgage which obligations have been delivered to it pursuant to Article Eight and used as a credit in any application for the release of property hereunder, all subject, however, to the provisions of Section 607(c) and Section 806;

(b) any cash deposited with the Trustee under Section 405; and

(c) any cash received by the Trustee from the payment of the principal of Class “A” Bonds issued and delivered to the Trustee hereunder.

SECTION 103. Net Earnings Certificate; Adjusted Net Earnings; Annual Interest Requirements.

“Net Earnings Certificate” means a certificate signed by an Authorized Executive Officer and an accountant, who unless required to be Independent, may be an officer or employee of the Company, stating:

(a) the “Adjusted Net Earnings” of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the Company Order requesting the authentication and delivery under this Indenture of Securities is delivered to the Trustee, specifying:

(i) its operating revenues (which may include revenues of the Company subject when collected or accrued to possible refund at a future date) with the principal divisions thereof;

(ii) its operating expenses, with the principal divisions thereof, including, without limitation, (A) expenses and accruals for repairs and maintenance, (B) expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), (C) assessments, (D) rentals and (E) insurance, but excluding (W) provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (X) expenses or provisions for interest on any indebtedness of the Company, for the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (Y) expenses or provisions for any non-recurring charge to income of whatever kind or nature (including without limitation

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the recognition of expense due to the non-recoverability of investment), whether or not recorded as an extraordinary item in the Company’s books of account, and (Z) provisions for any refund of revenues previously collected or accrued by the Company subject to possible refund;

(iii) the amount remaining after deducting the amount required to be stated in such certificate by clause (ii) above from the amount required to be stated therein by clause (i) above;

(iv) its rental revenues (net of expenses not included in clause (ii) above);

(v) the sum of the amounts required to be stated in such certificate by clauses (iii) and (iv) above;

(vi) its other income, which amount may include any portion of the allowance for funds used during construction (or any analogous amount) which is not included in “other income” (or any analogous item) in the Company’s books of account;

(vii) the sum of the amounts required to be stated in such certificate by clauses (v) and (vi) above;

(viii) the amount, if any, by which the aggregate of (A) such other income and (B) that portion of the amount required to be stated in such certificate by clause (v) above which, in the opinion of the signers, is directly derived from the operations of property (other than paving, grading and other improvements to, under or upon public highways, bridges, parks or other public properties of analogous character) not subject to the Lien of this Indenture at the date of such certificate, exceeds twenty per centum (20%) of the sum required to be stated by clause (vii) above; provided, however, if the amount required to be stated in such certificate by clause (v) above includes revenues from the operation of property not subject to the Lien of this Indenture, there shall be included in the calculation to be made pursuant to this clause (viii) such reasonable interdepartmental or interproperty revenues and expenses between the Mortgaged Property and the property not subject to the Lien hereof as shall be allocated to such respective properties by the Company; and

(ix) the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the amount remaining after deducting in such certificate the amount required to be stated by clause (viii) above from the sum required to be stated by clause (vii) above; and

(b) the “Annual Interest Requirements”, being the interest requirements for one year, at the respective Stated Interest Rates, if any, borne prior to Maturity, upon:

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(i) all Securities Outstanding hereunder at the date of such certificate, except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if Outstanding Securities of any series bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate;

(ii) all Securities then applied for in pending applications for new Securities, including the application in connection with which such certificate is made; provided, however, that if Securities of any series are to bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery of such Securities; and provided, further, that the determination of the interest requirement on Securities of a series subject to a Periodic Offering shall be further subject to the provisions of Section 401(d);

(iii) all Class “A” Bonds Outstanding under Class “A” Mortgages at the date of such certificate, except any held hereunder and except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if the Outstanding Class “A” Bonds of any series bear interest at a variable rate or rates, then the interest requirement on the Class “A” Bonds of such series shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate; and

(iv) the principal amount of all other indebtedness (except (A) Class “A” Bonds held hereunder, (B) industrial development revenue bonds issued with respect to air and water pollution control and sewage and solid waste disposal facilities of the Company which remain outstanding on the date hereof and (C) indebtedness for the payment of which the Securities applied for are to be issued and indebtedness secured by a Prepaid Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture), outstanding on the date of such certificate and secured by Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture, if such indebtedness has been issued, assumed or guaranteed by the Company or if the Company customarily pays the interest upon the principal thereof; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate.

Notwithstanding anything herein to the contrary, neither profits nor losses from the sale or other disposition of property, nor extraordinary items of any kind or nature, whether

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items of revenue or expense, shall be included in calculating Adjusted Net Earnings in accordance with clause (a) above.

If any of the property of the Company owned by it at the time of the making of any Net Earnings Certificate (a) shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the Adjusted Net Earnings of the Company and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable, then the net earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the Adjusted Net Earnings of the Company, shall be so included.

In any case where a Net Earnings Certificate is required as a condition precedent to the authentication and delivery of Securities, such certificate shall also be made and signed by an Independent public accountant, if the aggregate principal amount of Securities then applied for plus the aggregate principal amount of Securities authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earnings Certificate is not required, or with respect to which a Net Earnings Certificate made and signed by an Independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the sum of (a) the principal amount of the Securities at the time Outstanding and (b) the principal amount of the Class “A” Bonds at the time Outstanding other than Class “A” Bonds delivered to and held by the Trustee hereunder; but no Net Earnings Certificate need be made and signed by any person other than an Authorized Executive Officer of the Company and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

SECTION 104. Property Additions; Cost.

(a) “Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is subject to the Lien of this Indenture; provided, however, that Property Additions shall not include:

(i) good-will, going concern value rights or intangible property except as provided in subsection (c) of this Section; or

(ii) any property the cost of acquisition or construction of which is, in accordance with generally accepted accounting principles, properly chargeable to an operating expense account of the Company.

(b) When any Property Additions are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 803 and Section 806),

(i) there shall be deducted from the Cost or fair value thereof to the Company, as the case may be (as of the date so certified), an amount equal to the Cost (or

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as to Property Additions of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to this Section, then such fair value in lieu of Cost) of all Funded Property of the Company retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or fair value to the Company of Property Additions theretofore certified to the Trustee, and

(ii) there may, at the option of the Company, be added to such Cost or fair value, as the case may be, the sum of

(A) the principal amount of any obligations secured by purchase money mortgage and any cash (other than proceeds of such purchase money obligations), not theretofore so added and which the Company then elects so to add, received by the Trustee representing the proceeds of insurance on, or of the release or other disposition of, Funded Property retired;

(B) ten-sevenths (10/7ths) of the principal amount of any Security or Securities, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, the right to the authentication and delivery of which under the provisions of Section 404 and Section 803(d)(iii) shall at any time theretofore have been waived as the basis of the release of Funded Property retired;

(C) the Cost or fair value to the Company (whichever is less) of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been made the basis of the release of Funded Property retired (such fair value to be the amount shown in the Engineer’s Certificate delivered to the Trustee in connection with such release); and

(D) the Cost to the Company of any Property Additions (including Property Additions subject to the lien of a Class “A” Mortgage) not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired (including Funded Property subject to the lien of a Class “A” Mortgage);

provided, however, that the aggregate of the amounts added under clause (ii) above shall in no event exceed the amounts deducted under clause (i) above.

(c) Except as otherwise provided in Section 803, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by prior Lien (other than a Class A

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Mortgage) upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,

(x) with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

(y) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or fair value, Cost with respect to such Property Additions shall mean an amount equal to the fair value to the Company thereof or, if greater, the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof; and

(z) in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any Property Additions are shown by the Engineer’s Certificate provided for in Section 403 (b)(ii) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof may include the amount of cash or the value of any portion of the securities paid or delivered for any good-will, going concern value rights and intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such good-will, going concern value rights and intangible property.

For the purposes of the deductions required by this Section, the Cost and/or the fair value to the Company of Funded Property retired shall be the Cost or the fair value thereof to the Company at the time such Property Additions became Funded Property.

Section 105

SECTION 105. Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 106. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care

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should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 107. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 1101) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1506.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount (except as otherwise contemplated in clause (y) of the proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action

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contemplated by such instruments, any such instrument executed and delivered by or on behalf of the Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date. Any such request, demand, authorization, direction, notice, consent, waiver or other Act, given or made as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to the same remain Holders after such record date and whether or not the Securities held by such Holders remain Outstanding after such record date.

SECTION 108. Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by telecopy, telex or other direct written electronic means, or transmitted by registered mail, charges prepaid to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:

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If to the Trustee, to:

JPMorgan Chase Bank

One Oxford Centre

301 Grant Street, Suite 1100

Pittsburgh, Pennsylvania 15219

Attention:     Corporate Trust Group

Telephone:   (412) 291-2037

Telecopy:     (412) 456-5567

If to the Company, to:

Duquesne Light Company

411 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Attention:     Treasurer

Telephone:   (412) 393-6000

Telecopy:     (412) 393-1187

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by telecopy, telex or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.

SECTION 109. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 110

SECTION 110. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such required or governed provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 111. Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 112. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 113. Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 114. Benefits of Indenture.

Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 115. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

SECTION 116. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto which establishes the terms of such Securities or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for

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the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 117. Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article Nine, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company, and, unless one or more Events of Default shall have occurred and be continuing, any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien.

ARTICLE TWO

Security Forms

SECTION 201. Forms Generally.

The definitive Securities of each series shall be in substantially the forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution relating to such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 401 for the authentication and delivery of such Securities.

The Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

Section 202

SECTION 202. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Signatory

ARTICLE THREE

The Securities

SECTION 301. Amount Unlimited; Issuable in Series.

Subject to the provisions of Article Four, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution (provided, however, that the information contemplated by clauses (a) and (b) below shall in any event be set forth in a supplemental indenture):

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

(b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 506 or 1406 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(c) the Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

Section 301

(d) the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

(e) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310;

(f) the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(g) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption at the option of the Holder;

Section 301

(i) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

(j) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

(k) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made.

(l) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four) shall be made on the basis of the fair market value of such securities or the fair value of such other property, in either case as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be

Section 301

determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 (except as otherwise provided in such Section) and calculations of principal amount under Article Four) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

(n) if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 1002;

(o) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 901;

(q) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

(r) if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 1401;

(s) to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

Section 302

(t) any exceptions to Section 116, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and

(u) any other terms of the Securities of such series, or any Tranche thereof, not inconsistent with the provisions of the Indenture.

With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 401.

SECTION 302. Denominations.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Dating, Certificate of Authentication.

The Securities shall be executed on behalf of the Company by an Authorized Executive Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Executive Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 309, together with a written statement (which need not comply with Section 105 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and

Section 304

sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in each office designated pursuant to Section 602 a register (all registers kept in accordance with this Section being collectively referred to herein as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the registration of transfer thereof. All Persons maintaining a Security Register are referred to herein collectively as the “Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which the Security Register shall be maintained, in which event the Company shall act as Security Registrar.

Upon surrender for registration of transfer of any Security at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, any Security may be exchanged for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office

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or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided in the indenture supplemental hereto with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 506 or 1406 not involving any transfer.

The Company shall not be required to issue and the Security Registrar shall not be required to register the transfer of or to exchange (a) Securities of any series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of such series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 307

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and

Section 308

at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation by Security Registrar.

All Securities surrendered for payment, redemption, registration of transfer or exchange, or upon purchase or other acquisition by or on behalf of the Company, shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with a Company Order and the Security Registrar shall promptly deliver a certificate of disposition to the Company unless, by a Company Order, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall

Section 310

promptly deliver evidence of any cancellation of a Security in accordance with this Section 309 to the Trustee and the Company.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 311. Payment to Be in Proper Currency.

In the case of any Securities denominated in any currency other than United States Dollars or in a composite currency (the “Required Currency”), except as otherwise provided therein, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

ARTICLE FOUR

Issuance of Securities

SECTION 401. General.

Subject to the provisions of Section 402, 403, 404 or 405, whichever may be applicable, the Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a) an indenture supplemental hereto establishing such series;

(b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in the indenture supplemental hereto which established such series or in a Board Resolution or in an Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, all as contemplated by Section 301, either establishing such terms or, in the case of Securities of a series subject to a

Section 401

Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing);

(c) the Securities of such series or Tranche, executed on behalf of the Company by an Authorized Executive Officer or any other duly authorized officer;

(d) a Net Earnings Certificate showing the Adjusted Net Earnings of the Company for the period therein specified to have been not less than an amount equal to twice the Annual Interest Requirements therein specified, all in accordance with the provisions of Section 103; provided, however, that the Trustee shall not be entitled to receive a Net Earnings Certificate hereunder if the Securities of such series are to have no Stated Interest Rate prior to Maturity; and provided, further, that, with respect to Securities of a series subject to a Periodic Offering, other than Securities theretofore authenticated and delivered, (i) it shall be assumed in such Net Earnings Certificate that none of such Securities shall have a Stated Interest Rate in excess of a maximum rate to be stated therein, and no Securities which would have a Stated Interest Rate at the time of the initial authentication and delivery thereof in excess of such maximum rate shall be authenticated and delivered under the authority of such Net Earnings Certificate and (ii) the Trustee shall be entitled to receive such Net Earnings Certificate only once, at or prior to the time of the first authentication and delivery of the Securities of such series;

(e) an Opinion of Counsel to the effect that:

(i) the forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iii) such Securities, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

Section 401

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of Securities of such series and that the opinions described in clauses (ii) and (iii) above may state, respectively,

(x) that, when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the indenture supplemental hereto delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y) that such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(f) an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default, or event which with lapse of time would constitute an Event of Default, has occurred and is continuing; provided, however, that with respect to Securities of a series subject to a Periodic Offering, either (i) such an Officer’s Certificate shall be delivered at the time of the authentication and delivery of each Security of such series or (ii) the Officer’s Certificate delivered at the time of the first authentication and delivery of the Securities of such series shall state that the statements therein shall be deemed to be made at the time of each subsequent authentication and delivery of Securities of such series; and

(g) such other Opinions of Counsel, certificates and other documents as may be required under Section 402, 403, 404 or 405, whichever may be applicable to the authentication and delivery of the Securities of such series.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the legality, validity, binding effect and enforceability thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article Four at or prior to the time of the first authentication and

Section 402

delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any laws with respect to, or any rules, regulations or orders of, any governmental agency or commission having jurisdiction over the Company.

SECTION 402. Issuance of Securities on the Basis of Class “A” Bonds.

(a) Securities of any one or more series may be authenticated and delivered upon the basis of, and in an aggregate principal amount not exceeding, the aggregate principal amount of Class “A” Bonds issued and delivered to the Trustee for such purpose.

(b) No Securities of any series shall be authenticated and delivered by the Trustee upon the basis of the issuance and delivery to the Trustee of Class “A” Bonds until the Trustee shall have received:

(i) Class “A” Bonds (A) maturing on such dates and in such principal amounts that, at each Stated Maturity of the Securities of such series (or the Tranche thereof then to be authenticated and delivered), there shall mature Class “A” Bonds equal in principal amount to the Securities of such series or Tranche then to mature and (B) containing, in addition to any mandatory redemption provisions applicable to all Class “A” Bonds Outstanding under the related Class “A” Mortgage, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of such series or Tranche or for the redemption thereof at the option of the Holder; it being expressly understood that such Class “A” Bonds (X) may, but need not, bear interest, any such interest to be payable at the same times as interest on the Securities of such series or Tranche, (Y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee in accordance with Article Seven;

(ii) the documents with respect to the Securities of such series specified in Section 401; provided, however, that no Net Earnings Certificate shall be required to be delivered if there shall be delivered an Officer’s Certificate to the effect that such Class “A” Bonds were authenticated and delivered under the related Class “A” Mortgage on the basis of retired Class “A” Bonds; and

(iii) an Opinion of Counsel to the effect that:

(A) the forms of such Class “A” Bonds have been duly authorized by the Company and have been established in conformity with the provisions of the related Class “A” Mortgage;

Section 403

(B) the terms of such Class “A” Bonds have been duly authorized by the Company and have been established in conformity with the provisions of the related Class “A” Mortgage; and

(C) such Class “A” Bonds have been duly issued under the related Class “A” Mortgage and constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Class “A” Mortgage, and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of Securities of such series and that the opinions described in clauses (B) and (C) above may state, respectively,

(X) that, when the terms of such Class “A” Bonds shall have been established in accordance with the instrument or instruments creating the series of which such Class “A” Bonds are a part, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of the related Class “A” Mortgage; and

(Y) that such Class “A” Bonds, when authenticated and delivered by the trustee under the related Class “A” Mortgage in accordance with such instrument or instruments and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under such Class “A” Mortgage, and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Class “A” Mortgage, and enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 403. Issuance of Securities on the Basis of Property Additions.

(a) Securities of any one or more series may be authenticated and delivered upon the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding seventy per centum (70%) of the balance of the Cost or of the fair value of such Property Additions to the Company (whichever shall be less) after making any deductions and any additions pursuant to Section 104(b).

Section 403

(b) No Securities of any series shall be authenticated and delivered by the Trustee upon the basis of Property Additions until the Trustee shall have received:

(i) the documents with respect to the Securities of such series specified in Section 401;

(ii) an Engineer’s Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order requesting the authentication and delivery of such Securities,

(A) describing in reasonable detail all property constituting Property Additions and designated by the Company, in its discretion, to be made the basis of the authentication and delivery of such Securities;

(B) stating that all such property constitutes Property Additions;

(C) stating that such Property Additions are desirable for use in the proper conduct of the business of the Company;

(D) stating that such Property Additions, to the extent of the Cost or fair value thereof (whichever is less) to the Company to be made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;

(E) stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(F) briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;

(G) stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the fair value thereof to the Company, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not such fair value is less than one per centum (1%) of the sum of (x) the aggregate principal amount of Securities then Outstanding and (y) the aggregate principal amount of Class “A” Bonds then Outstanding other than Class “A” Bonds delivered to and then held by the Trustee;

Section 403

(H) stating, in the judgment of the signers, the fair value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the fair value to the Company of which a statement is to be made in an Independent Engineer’s Certificate as provided for in clause (iii) below;

(I) stating the amount required to be deducted under Section 104(b)(i) and the amount elected to be added under clauses (A), (B) and (C) of Section 104(b)(ii) in respect of Funded Property retired of the Company; and

(J) stating that the Liens, if any, of the character described in clause (d) of the definition of Permitted Liens to which any property included in such Property Additions is subject do not, in the judgment of the signers, materially impair the use of such property for the purposes for which the same is held by the Company;

(iii) in case any Property Additions are shown by the Engineer’s Certificate provided for in clause (ii) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the fair value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the sum of (A) the aggregate principal amount of Securities then Outstanding and (B) the aggregate principal amount of Class “A” Bonds then Outstanding other than Class “A” Bonds delivered to and then held by the Trustee, an Independent Engineer’s Certificate stating, in the judgment of the signer, the fair value to the Company, as of the date of such Independent Engineer’s Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Engineer’s Certificate provided for in clause (ii) above and (Y) in case such Independent Engineer’s Certificate is being delivered in connection with the authentication and delivery of Securities, any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee;

(iv) in case any Property Additions are shown by the Engineer’s Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, a written appraisal of an Engineer stating, in the judgment of the Engineer, the fair value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

Section 404

(v) an Opinion of Counsel to the effect:

(A) that (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will be, a Lien on all the Property Additions to be made the basis of the authentication and delivery of such Securities, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens; and

(B) that the Company has corporate authority to operate the Property Additions with respect to which such application is made; and

(vi) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (v) above.

If, in order to render the Opinion of Counsel provided for in clause (v) above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Engineer’s Certificate provided for in clause (ii) above, then such Engineer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

The amount of the Cost of any Property Additions and the fair value thereof to the Company and the fair market value in cash of any securities or other property so delivered in payment therefor or for the acquisition thereof and the amount of any deductions and any additions made pursuant to Section 104 hereof shall be determined for the purposes of this Section by the appropriate certificate provided for in this Section.

SECTION 404. Issuance of Securities upon Retirement of Securities Previously Outstanding Hereunder.

(a) Subject to the provisions of subsection (c) of this Section, Securities of any one or more series may be authenticated and delivered upon the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.

(b) No Securities of any series shall be authenticated and delivered by the Trustee upon the basis of Retired Securities until the Trustee shall have received:

(i) the documents with respect to the Securities of such series specified in Section 401; provided, however, that no Net Earnings Certificate shall be required to be delivered; and

(ii) an Officer’s Certificate stating that Retired Securities, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for the authentication and delivery of such Securities.

Section 405

(c) No Securities shall be authenticated or delivered hereunder on the basis of any Retired Securities theretofore authenticated and delivered on the basis of Class “A” Bonds pursuant to Section 402 until the Class “A” Mortgage under which such Class “A” Bonds were issued has been discharged pursuant to the provisions thereof.

SECTION 405. Issuance of Securities upon Deposit of Cash with Trustee.

(a) Securities of any one or more series may be authenticated and delivered upon the basis of, and in an aggregate principal not exceeding the amount of, any deposit with the Trustee of cash for such purpose.

(b) No Securities of any series shall be authenticated and delivered by the Trustee upon the basis of the deposit of cash until the Trustee shall have received the documents with respect to the Securities of such series specified in Section 401.

(c) All cash deposited with the Trustee under the provisions of this Section, and all cash required by Section 702 (a) to be applied in accordance with the provisions of this Section, shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee, in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this subsection (c) otherwise provided).

Upon any such application for withdrawal, the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of Securities except that the Company shall not in any event be required to comply with Section 401.

Any withdrawal of cash under this subsection (c) shall operate as a waiver by the Company of its right to the authentication and delivery of the Securities on which it is based and such Securities may not thereafter be authenticated and delivered hereunder. Any Property Additions which have been made the basis of any such right to the authentication and delivery of Securities so waived shall have the status of Funded Property and shall be deemed to have been made the basis of the withdrawal of such cash; any Retired Securities which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash; and any Class “A” Bonds which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash.

(d) If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, redemption or payment of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 806; provided, however, that, none of such cash shall be applied to the payment of more than the principal amount of any Securities so purchased, redeemed or paid, except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, redeemed and/or paid with cash deposited under this Section is not less than the aggregate cost for principal, premium, if any, interest, if any, and brokerage commission, if any,

Section 501

on or with respect to all Securities theretofore, and on or with respect to all Securities then to be, purchased, redeemed and/or paid with cash so deposited.

ARTICLE FIVE

Redemption of Securities

SECTION 501. Applicability of Article.

Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

SECTION 502. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 503. Selection of Securities to Be Redeemed.

If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method as the Security Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities shall have been tendered to the Company for such purchase, the Security Registrar, if so directed by Company Order, shall select for redemption all such Securities which have not been so tendered.

The Security Registrar shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

Section 504

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 504. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 109 to the Holders to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,

(d) that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(f) that the redemption is for a sinking or other fund, if such is the case, and

(g) such other matters as the Company shall deem desirable or appropriate.

With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 901, such notice may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by

Section 505

the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

SECTION 505. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that any installment of interest on any Security the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307.

SECTION 506. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE SIX

Covenants

SECTION 601. Payment of Securities; Lawful Possession; Maintenance of Lien.

(a) The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

(b) At the date of the execution and delivery of this Indenture, the Company is lawfully possessed of the Mortgaged Property and has good right and lawful authority to mortgage and pledge the Mortgaged Property. The Company shall maintain and preserve the Lien of this Indenture so long as any Securities shall remain Outstanding.

Section 602

SECTION 602. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Securities of any series, or any Tranche thereof, an office or agency where such Securities may be presented or surrendered for payment, where such Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 109. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of such Securities may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series, or any Tranche thereof, may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 109, of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 603. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, or interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, or interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

Section 604

The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on Securities of such series or Tranche in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of and premium, if any, or interest, if any, on the Securities of such series or Tranche; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Nine; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee (other than money held under the provisions of Article Nine) or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 604. Corporate Existence.

Subject to the rights of the Company under Article Thirteen, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its

Section 605

corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and the loss thereof would not adversely affect the interests of the Holders in any material respect.

SECTION 605. Maintenance of Properties.

The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, as an operating system or systems, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as an operating system or systems, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

SECTION 606. Payment of Taxes; Discharge of Liens.

The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and will duly observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property, and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be hereafter created upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens and other than, in the case of property hereafter acquired, vendors’ Liens, purchase money mortgages and any other Lien thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class “A” Mortgage); and within four months after any lawful claim or demand for labor, materials, supplies or other objects has become delinquent which if unpaid would or might by law be given precedence over the Lien of this Indenture as a Lien upon any of the Mortgaged Property, the Company shall pay or cause to be discharged or make adequate provisions to satisfy or discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings; and provided, further, that nothing in this Section contained shall require the Company to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any damages which may reasonably be anticipated from failure to pay the same shall be given to the Trustee; and provided, further, that nothing in this Section shall require the Company to pay, discharge or

Section 607

make provisions for any Liens existing on the Mortgaged Property at the date of execution and delivery of this Indenture.

SECTION 607. Insurance.

(a) The Company shall (i) keep or cause to be kept all the property subject to the Lien of this Indenture insured against fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except as to any particular loss less than the greater of Five Million Dollars ($5,000,000) and three per centum (3%) of the sum of (x) the principal amount of Securities Outstanding on the date of such particular loss and (y) the principal amount of the Class “A” Bonds Outstanding on the date of such particular loss, other than Class “A” Bonds delivered to and held by the Trustee hereunder, to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, to the trustee of a Class “A” Mortgage, or to the trustee or other holder of any mortgage or other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be made payable or (ii), in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan, it shall, subject to applicable law and except as to materials and supplies and except as to any particular loss less than the greater of Five Million Dollars ($5,000,000) and three per centum (3%) of the sum of (x) the principal amount of Securities Outstanding on the date of such particular loss and (y) the principal amount of the Class “A” Bonds Outstanding on the date of such particular loss, other than Class “A” Bonds delivered to and held by the Trustee hereunder, pay to the Trustee on account of any loss sustained by reason of the destruction or damage of such property by fire, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee, to the trustee of a Class “A” Mortgage, or to the trustee or other holder of any mortgage or other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of Five Million Dollars ($5,000,000) and three per centum (3%) of the sum of (x) the principal amount of the Securities Outstanding on the date such policy goes into effect and (y) the principal amount of the Class “A” Bonds Outstanding on the date such policy goes into effect, other than Class “A” Bonds delivered to and held by the Trustee hereunder, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding 30% of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (x) on property of similar character insured by

Section 607

companies similarly situated and operating like property or (y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(b) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of a Class “A” Mortgage or any other Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding or renewal of the property destroyed or damaged, upon receipt by the Trustee of:

(i) an Officer’s Certificate requesting such reimbursement,

(ii) an Engineer’s Certificate stating the amounts so expended or committed for expenditure and the nature of such rebuilding or renewal and the fair value to the Company of the property rebuilt or renewed or to be rebuilt or renewed and if

(A) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(B) the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the sum of (x) the principal amount of the Securities at the time Outstanding and (y) the principal amount of Class “A” Bonds Outstanding at the time, other than Class “A” Bonds delivered to and held by the Trustee hereunder, the Engineer making such certificate shall be an Independent Engineer, and

(iii) an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged.

Any such money not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property

Section 607

which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 607.

(c) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of a Class “A” Mortgage or any other Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Trustee of:

(i) an Officer’s Certificate requesting such reimbursement and stating that such moneys were paid to or received by the Trustee as aforesaid on account of a loss on or with respect to property which does not constitute Funded Property; and

(ii) an Engineer’s Certificate stating:

(A) if true, either (I) that the aggregate amount of the Cost or fair value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero or (II) that the amount of such loss does not exceed the aggregate Cost or fair value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Officer’s Certificate requesting such reimbursement; or

(B) if neither of the statements contemplated in subclause (A) above can be made, the amount by which zero exceeds the amount referred to in subclause (A)(I) above (showing in reasonable detail the calculation thereof); and

(iii) if the Engineer’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(A) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount shown in clause (ii)(B) above.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

(d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for reimbursement, there shall be paid to or retained by the Trustee or reimbursed to the Company, as the case may be, only the net amount.

Section 608

SECTION 608. Recording, Filing, etc.

The Company shall cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee, and shall furnish to the Trustee:

(a) promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or notice or memorandum thereof or financing statement in connection therewith) has been properly recorded and filed, so as to make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective. The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or financing statement or notice or memorandum thereof) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the Lien intended to be created by this Indenture or such supplemental indenture, and (ii) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture is required to be recorded or filed; and

(b) on or before April 1 of each year, beginning April 1, 1993, an Opinion of Counsel either stating that in the opinion of the signer such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this instrument and of each indenture supplemental to this Indenture (or financing statement or notice or memorandum thereof), as is necessary to maintain the Lien hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

The Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed, intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

Section 609

SECTION 609. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 602 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 602 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 604, 605, 606, 607 or 608 or Article Thirteen if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in the case of (a) or (b), no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE SEVEN

Class “A” Bonds; Additional Class “A” Mortgages;

Discharge of Class “A” Mortgage

SECTION 701. Registration and Ownership of Class “A” Bonds.

Class “A” Bonds issued and delivered to the Trustee pursuant to Section 402 shall be registered in the name of the Trustee or its nominee and shall be owned and held by the Trustee, subject to the provisions of this Indenture, for the benefit of the Holders of all Securities from time to time Outstanding, and the Company shall have no interest therein. The Trustee shall be entitled to exercise all rights of securityholders under each Class “A” Mortgage either in its discretion or as otherwise provided in this Article or in Article Ten.

SECTION 702. Payments on Class “A” Bonds.

(a) Any payment by the Company of principal of or premium or interest on any Class “A” Bonds held by the Trustee shall be applied by the Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Securities which is then due, and, to the extent of such application, the obligation of the Company hereunder to make such payment in respect of the Securities shall be deemed to have been satisfied and discharged. If, at the time of any such payment of principal of Class “A” Bonds, there shall be no principal then due in respect of the Securities, the proceeds of such payment in respect of the Class “A” Bonds shall be deemed to constitute Funded Cash and shall be held by the Trustee as part of the Mortgaged Property, to be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 405(c). If, at the time of any such payment of premium or interest on Class “A” Bonds, there shall be no premium or interest, as the

Section 703

case may be, then due in respect of the Securities, the proceeds of such payment in respect of the Class “A” Bonds shall, unless an Event of Default shall have occurred and be continuing, be remitted to the Company upon receipt by the Trustee of a Company Order requesting the same.

(b) Any payment by the Company hereunder of principal of or premium or interest on Securities which shall have been authenticated and delivered upon the basis of the issuance and delivery to the Trustee of Class “A” Bonds (other than by the application of the proceeds of a payment in respect of such Class “A” Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Class “A” Bonds which is then due.

SECTION 703. Surrender of Class “A” Bonds.

At the time any Securities of any series, or any Tranche thereof, which shall have been authenticated and delivered upon the basis of the issuance and delivery to the Trustee of Class “A” Bonds, cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Class “A” Bonds), the Trustee shall surrender to or upon the order of the Company an equal principal amount of such Class “A” Bonds having the same Stated Maturity and provisions, if any, for mandatory redemption as such Securities.

SECTION 704. No Transfer of Class “A” Bonds.

The Trustee shall not sell, assign or otherwise transfer any Class “A” Bonds issued and delivered to it pursuant to Section 402 except to a successor trustee under this Indenture. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the placing of a legend on each Class “A” Bond and the issuance of stop-transfer instructions to the trustee under the related Class “A” Mortgage or any other transfer agent thereunder.

SECTION 705. Voting of Class “A” Bonds.

The Trustee shall, as the holder of Class “A” Bonds Outstanding under each Class “A” Mortgage, attend such meeting or meetings of bondholders under such Class “A” Mortgage, or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. So long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Class “A” Bonds Outstanding under any Class “A” Mortgage is sought without a meeting, the Trustee shall vote all Class “A” Bonds Outstanding under such Class “A” Mortgage then held by it, or consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of the holders of all other Class “A” Bonds Outstanding under such Class “A” Mortgage the holders of which are eligible to vote or consent; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of a Class “A” Mortgage which, if it were an amendment or modification of this Indenture, would require the consent of Holders, without the prior consent, obtained in the manner prescribed in Section 1402, of Holders of Securities which would be required under said Section 1402 for such an amendment or modification of this Indenture.

Section 706

SECTION 706. Designation of Additional Class “A” Mortgages.

(a) In the event that, after the date of the execution and delivery of this Indenture, a corporation which was the mortgagor under a mortgage or deed of trust or similar indenture qualified under the Trust Indenture Act is merged into or consolidated with the Company, such mortgage, deed of trust or similar indenture may be designated an additional Class “A” Mortgage upon delivery to the Trustee of the following:

(i) a Company Order authorizing the designation of such mortgage, deed of trust or similar indenture as an additional Class “A” Mortgage;

(ii) an Officer’s Certificate (A) stating that no event has occurred and is continuing which entitles the trustee under such mortgage, deed of trust or similar indenture to accelerate the maturity of the obligations outstanding thereunder, (B) reciting the aggregate principal amount of obligations theretofore issued under such mortgage, deed of trust or similar indenture and the aggregate principal amount of obligations then outstanding thereunder and (C) either (x) stating that all obligations outstanding under such mortgage, deed of trust or similar indenture that were issued on the basis of property additions were issued in principal amounts that did not exceed seventy per centrum (70%) of the balance of the cost or fair value of such property additions to the issuer thereof (whichever was less) after making deductions and additions similar to those provided for in Section 104 hereof, or (y) in the event that the foregoing clause (x) is not the case, stating that the Company has irrevocably waived its right to the authentication and delivery of further obligations under such mortgage, deed of trust or similar indenture in a principal amount equal to the excess of the aggregate dollar amount of property additions certified to the trustee under such mortgage, deed of trust or similar indenture as the basis for all obligations outstanding thereunder that were issued on the basis of property additions (and outstanding obligations issued on the basis of retirements of obligations issued on the basis of property additions) over ten-sevenths (10/7ths) of the aggregate principal amount of all such outstanding obligations; and

(iii) an Opinion of Counsel to the effect that (A) the corporation that was the mortgagor under such mortgage, deed of trust or similar indenture has been duly and lawfully merged into or consolidated with the Company; (B) such mortgage, deed of trust or similar indenture is qualified under the Trust Indenture Act; (C) the Company has duly assumed and agreed to perform and pay the obligations of the mortgagor under such mortgage, deed of trust or similar indenture; (D) such mortgage, deed of trust or similar indenture constitutes a Lien upon the property described therein prior to the Lien of this Indenture; (E) the Lien of this Indenture constitutes a Lien on the property described in such mortgage, deed of trust or similar indenture of the character described in Granting Clause First, and in any subsequent generic grant of unspecified property as contemplated in Granting Clause Third, acquired by the Company from such corporation by virtue of such merger or consolidation, subject to no Lien thereon prior to the Lien of this Indenture except the Lien of such mortgage, deed of trust

Section 707

or similar indenture, Permitted Liens and Liens of the character permitted to exist or to be hereafter created under Section 606; (F) the terms of such mortgage, deed of trust or similar indenture, as then in effect do not permit the further issuance of obligations thereunder except on the basis of cash, property additions of a character substantially similar to Property Additions or the retirement of outstanding obligations; (G) the terms of such mortgage, deed of trust or similar indenture, as then in effect and taking into account any waiver contemplated by clause (y) in paragraph (ii) above, do not permit the further issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding seventy per centum (70%) of the balance of the cost or the fair value thereof to the issuer thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 104; and (H) the indenture supplemental hereto referred to in subsection (b) of this Section complies with the requirements of clauses (i), (ii) and (iii) of said subsection (b).

(b) At such time as the Company and the Trustee have executed, and the Company has caused to be recorded,

(i) an indenture supplemental hereto (A) in which such mortgage, deed of trust or similar indenture has been designated as an additional Class “A” Mortgage and (B) by which the Company has specifically imposed the Lien of this Indenture upon properties of the character described in Granting Clause First, and in any subsequent generic grant of unspecified property as contemplated in Granting Clause Third, acquired by the Company from such corporation by virtue of the merger or consolidation (and later improvements, extensions and additions thereto and renewals and replacements thereof) as contemplated by Section 1305(b) and

(ii) an indenture supplemental to such mortgage, deed of trust or similar indenture by which such mortgage, deed of trust or similar indenture has been amended to provide that a matured event of default thereunder shall include an Event of Default hereunder and/or a matured event of default under any other Class “A” Mortgage; provided, however, that the waiver or cure of such Event of Default or event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding event of default under such mortgage, deed of trust or similar indenture and a rescission and annulment of the consequences thereof;

then such mortgage, deed of trust or similar indenture and all obligations issued and outstanding thereunder shall for all purposes hereof be treated as a Class “A” Mortgage and as Class “A” Bonds, respectively, to the full and same extent as if specifically identified in Article One.

SECTION 707. Discharge of Class “A” Mortgage.

The Trustee shall surrender for cancellation to the trustee under any Class “A” Mortgage all Class “A” Bonds then held by the Trustee issued under such Class “A” Mortgage upon receipt by the Trustee of:

(a) a Company Order requesting such surrender for cancellation of such Class “A” Bonds;

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(b) an Officer’s Certificate to the effect that no Class “A” Bonds are Outstanding under such Class “A” Mortgage other than Class “A” Bonds held by the Trustee hereunder and that promptly upon such surrender such Class “A” Mortgage will be satisfied and discharged pursuant to the terms thereof;

(c) an Engineer’s Certificate

(i) describing in reasonable detail all property constituting Property Additions designated by the Company, in its discretion, to be deemed, on and after the date of such surrender for cancellation and for all purposes of this Indenture, to have been made the basis of the authentication and delivery of all Securities then Outstanding which shall have been authenticated and delivered under Section 402 on the basis of Class “A” Bonds authenticated and delivered under such Class “A” Mortgage, such Property Additions to have, in the aggregate, a Cost (or as to Property Additions of which the fair value to the Company specified pursuant to subclause (viii) or clause (d) below is less than the Cost thereof, then such fair value in lieu of Cost) not less than ten-sevenths (10/7ths) of the aggregate principal amount of such Securities;

(ii) stating that all such property constitutes Property Additions;

(iii) stating that such Property Additions are desirable for use in the proper conduct of the business of the Company;

(iv) stating that such Property Additions, to the extent of the Cost (or as to Property Additions of which the fair value to the Company specified pursuant to subclause (viii) or clause (d) below is less than the Cost thereof, then such fair value in lieu of Cost) to the Company to be deemed to have been made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;

(v) stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(vi) briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;

(vii) stating what part, if any, of such Property Additions included property which within six months prior to the date of acquisition

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thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the fair value thereof to the Company, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not the fair value thereof to the Company, as of such date, is less than one per centum (1%) of the sum of (x) the aggregate principal amount of Securities then Outstanding and (y) the aggregate principal amount of Class “A” Bonds then Outstanding other than Class “A” Bonds delivered to and then held by the Trustee;

(viii) stating, in the judgment of the signers, the fair value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the fair value to the Company of which a statement is to be made in an Independent Engineer’s Certificate as provided for in clause (d) below; provided, however, that if any such Property Additions shall have theretofore been certified to the trustee under such Class “A” Mortgage as the basis for the authentication and delivery of Class “A” Bonds

(A) which are held by the Trustee as of the date of such certificate; or

(B) the retirement of which shall have theretofore been made the basis (whether directly or indirectly when considered in light of the issuance and retirement of successive issues of Class “A” Bonds) of the authentication and delivery of Class “A” Bonds then held by the Trustee, then there may be stated, in lieu of the fair value of such Property Additions as of the date of such certificate, the fair value thereof as so certified to the trustee under such Class “A” Mortgage; and

(ix) stating that the Liens, if any, of the character described in clause (d) of the definition of Permitted Liens to which any property included in such Property Additions is subject do not, in the judgment of the signers, materially impair the use of such property for the purposes for which the same is held by the Company;

(d) in case any Property Additions are shown by the Engineer’s Certificate provided for in clause (c) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the fair value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the sum of (i) the aggregate principal amount of Securities then

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Outstanding and (ii) the aggregate principal amount of Class “A” Bonds then Outstanding other than Class “A” Bonds delivered to and then held by the Trustee, an Independent Engineer’s Certificate stating, in the judgment of the signer, the fair value to the Company, as of the date of such Independent Engineer’s Certificate, of (x) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Engineer’s Certificate provided for in clause (c) above and (y) any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee;

(e) in case any Property Additions are shown by the Engineer’s Certificate provided for in clause (c) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, a written appraisal of an Engineer stating, in the judgment of the Engineer, the fair value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(f) an Opinion of Counsel to the effect:

(i) that (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture is, or upon (x) the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion and/or (y) the satisfaction and discharge of the Class “A” Mortgage to be satisfied and discharged pursuant to this Section 707, will be, a Lien on all the Property Additions to be deemed to have been made the basis of the authentication and delivery of Securities then Outstanding which shall have been authenticated and delivered under Section 402 on the basis of Class “A” Bonds authenticated and delivered under such Class “A” Mortgage, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens; and

(ii) that the Company has corporate authority to operate the Property Additions with respect to which such application is made;

(g) an Opinion of Counsel to the effect that upon satisfaction and discharge of such Class “A” Mortgage the Lien of this Indenture on the property formerly subject to the Lien of such Class “A” Mortgage, to the extent the same is part of the Mortgaged Property, will be subject to no Lien prior to the Lien of this Indenture except Permitted Liens and Liens of the character permitted to exist or to be hereafter created under Section 606; and

(h) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (f) above.

Section 801

If, in order to render the Opinion of Counsel provided for in clause (f) above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Engineer’s Certificate provided for in clause (c) above, then such Engineer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

The amount of the Cost of any Property Additions and the fair value thereof to the Company and the fair market value in cash of any securities or other property so delivered in payment therefor or for the acquisition thereof shall be determined for the purposes of this Section by the appropriate certificate provided for in this Section.

ARTICLE EIGHT

Possession, Use and Release of Mortgaged Property

SECTION 801. Quiet Enjoyment.

Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except such cash as is expressly required to be deposited with the Trustee and except, to the extent not herein otherwise provided, such securities as are expressly required to be deposited with the Trustee).

SECTION 802. Dispositions without Release.

Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a) sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools implements, or furniture, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, having a fair value at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Liens to which the property sold or otherwise disposed of was subject;

(b) cancel or make changes or alterations in or substitutions for any and all grants of right or rights of way;

(c) surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit subject to the Lien hereof under which the Company may be operating; provided, however, that, in the judgment of the Company (such judgment to be expressed in an Officer’s Certificate), any such surrender or modification which adversely affects the

Section 803

Mortgaged Property in any material respect shall be necessary or desirable in the conduct of the business of the Company; and

(d) grant, free from the Lien of this Indenture, easements, ground leases or rights of way in, upon, over and/or across the property or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by the Company.

SECTION 803. Release of Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Funded Property, except cash then held by the Trustee (provided, however, that obligations secured by purchase money mortgage deposited with the Trustee shall not be released except as provided in Section 806), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a) a Company Order requesting the release of such property;

(b) an Officer’s Certificate stating that no Event of Default has occurred and is continuing;

(c) an Engineer’s Certificate made and dated not more than ninety (90) days prior to the date of such Company Order:

(i) describing in reasonable detail the property to be released;

(ii) stating the fair value, in the judgment of the signers, of the property to be released;

(iii) stating the Cost of the property to be released (or, if the fair value to the Company of such property at the time the same became Funded Property was less than the Cost thereof, then such fair value, in the judgment of the signers, in lieu of Cost);

(iv) stating that (except in any case where a Governmental Authority has lawfully ordered the Company to divest itself of such property) such release is, in the judgment of the signers, desirable in the conduct of business of the Company; and

(v) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

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(d) an amount in cash to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the amount referred to in clause (c)(iii) above exceeds the aggregate of the following items:

(i) the principal amount, subject to the limitation stated below in this clause (d), of any obligations delivered to the Trustee, to be held as part of the Mortgaged Property, consisting of obligations secured by purchase money mortgage upon the property to be released;

(ii) the Cost or fair value to the Company (whichever is less), after making any deductions and any additions pursuant to Section 104, of any Property Additions not constituting Funded Property described in an Engineer’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release and complying with Section 403(b)(ii), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(iii) an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 404, by virtue of compliance with all applicable provisions of Section 404 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such release of property;

(iv) the aggregate principal amount, subject to the limitations stated below in this clause (d), of any obligations secured by purchase money mortgage upon the property to be released and/or any amount in cash that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a Lien (other than a Class “A” Mortgage) prior to the Lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien;

(v) an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of any Outstanding Securities delivered to the Trustee; and

(vi) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

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provided, however, that (x) the aggregate credit which may be used pursuant to subclause (i) and subclause (iv) of this clause (d) in respect of obligations secured by purchase money mortgage upon property being released shall not exceed seventy-five per centum (75%) of the fair value of the property to be released, as specified in such Engineer’s Certificate; and (y) no obligations secured by purchase money mortgage shall be used as a credit in connection with the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to subclause (i) and subclause (iv) of this clause (d) plus the aggregate credits used by the Company pursuant to said subclause (i) and subclause (iv) in connection with all previous releases of property from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture shall, immediately after the release then being applied for, exceed forty per centum (40%) of the sum of (A) the aggregate principal amount of Securities then Outstanding and (B) the aggregate principal amount of Class “A” Bonds then Outstanding other than Class “A” Bonds delivered to and then held by the Trustee; and

(e) if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Securities under Section 404, all documents contemplated by the next following paragraph in this Section; and

(f) if any obligations secured by purchase money mortgage upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture in connection with such release, an Opinion of Counsel stating that, in the opinion of the signer, such obligations are valid obligations enforceable in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and that the purchase money mortgage securing the same is sufficient to afford a valid purchase money Lien upon the property to be released, subject to no Lien prior thereto except Permitted Liens and such Liens, if any, as shall have existed thereon just prior to such release as Liens prior to the Lien of this Indenture.

If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (d)(ii) of this Section), the Company shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis of an application for the authentication and delivery of Securities equal in principal amount to seventy per centum (70%) of the Cost (or, as to Property Additions constituting Funded Property of which the fair value to the Company at the time the same became Funded Property was less than the Cost thereof, such fair value in lieu of Cost) of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Engineer’s Certificate required by clause (c) of this Section;

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provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Engineer’s Certificate provided for in clause (c) of this Section to be the fair value of the property to be released (x) plus the amount of any cash and the fair value of any other consideration, further to be stated in such Engineer’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair value to the Company of any other consideration, which shall also be stated in such Engineer’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions. If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Securities under Section 404 (as permitted under the provisions of clause (d)(iii) of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 404 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to comply with Section 401.

Anything herein to the contrary notwithstanding, there shall not be taken into account for purposes of the calculation contemplated in clause (y) in the proviso to clause (d) of the first paragraph of this Section any obligations secured by purchase money mortgage with respect to which there shall have been delivered to the Trustee:

(x) an Officer’s Certificate (i) if any obligations shall then be outstanding under such purchase money mortgage and/or additional obligations are permitted to be issued thereunder, either (A) stating that the terms of such purchase money mortgage, as then in effect, do not permit the issuance of obligations thereunder on the basis of property additions in a principal amount exceeding seventy per centum (70%) of the balance of the cost or fair value of such property additions to the issuer thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 104, or (B) in the event that the statements contained in clause (A) above cannot be made, stating that such issuer has irrevocably waived its right to the authentication and delivery of obligations under such purchase money mortgage (1) on any basis, in a principal amount equal to the excess of (I) the aggregate principal amount of obligations, if any, then outstanding under such purchase money mortgage which were issued on the basis of property additions or on the basis of the retirement of obligations which were issued (whether directly or indirectly when considered in light of the successive issuance and retirement of obligations) on the basis of property additions over (II) an amount equal to seventy per centum (70%) of the aggregate Dollar amount of property additions certified as the basis for the issuance of such obligations then outstanding and (2) on the basis of property additions, in a principal amount exceeding seventy per centum (70%) of the balance of the cost or fair value thereof to such issuer (whichever shall be less) after making deductions and additions similar to those provided for in Section 104 and (ii) stating either (A) that the obligations secured by such purchase money mortgage delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis for such release of property contain a provision for mandatory redemption upon the acceleration of the maturity of all Outstanding

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Securities following an Event of Default (whether or not such redemption may be rescinded upon the rescission of such acceleration) or (B) that so long as such obligations are held by the Trustee or the trustee or other holder of such a prior Lien, an Event of Default under this Indenture constitutes a matured event of default under such purchase money mortgage (provided, however, that the waiver or cure of such Event of Default hereunder and the rescission and annulment of the consequences thereof may constitute a cure of the corresponding event of default under such purchase money mortgage and a rescission and annulment of the consequences thereof); and

(y) an Opinion or Opinions of Counsel to the effect that (i) if any obligations shall then be outstanding under such purchase money mortgage and/or additional obligations are permitted to be issued thereunder, to the effect either (A) that the terms of such purchase money mortgage, as then in effect, do not permit the issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding seventy per centum (70%) of the balance of the cost or the fair value thereof to the issuer of such obligations (whichever shall be less) after making deductions and additions similar to those provided for in Section 104, or, if such is not the case, (B) that the waivers contemplated by clause (x)(i)(B) above have been duly made and (ii) to the effect either (A) that the obligations secured by such purchase money mortgage delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis for such release of property contain a provision for mandatory redemption upon an acceleration) of the maturity of all Outstanding Securities following an Event of Default (whether or not such redemption may be rescinded upon the rescission of such acceleration) or (B) that, so long as such obligations are held by the Trustee or the trustee or other holder of such a prior Lien, an Event of Default under this Indenture constitutes a matured event of default under such purchase money mortgage (provided, however, that the waiver or cure of such Event of Default hereunder and the rescission and annulment of the consequences thereof may constitute a cure of the corresponding event of default under such purchase money mortgage and a rescission and annulment of the consequences thereof).

If (a) any property to be released from the Lien of this Indenture under any provision of this Article (other than Section 807) is subject to a Lien prior to the Lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior Lien and (b) after such release, such prior Lien will not be a Lien on any property subject to the Lien hereof, then the fair value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior Lien less the principal amount of the indebtedness secured by such prior Lien.

Any Outstanding Securities deposited with the Trustee pursuant to clause (d) of this Section shall forthwith be canceled by the Trustee. Any cash and/or obligations so deposited with the Trustee, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

All purchase money obligations and the mortgages securing the same delivered to the Trustee pursuant to this Section shall be duly assigned to the Trustee. The Company shall

Section 804

cause any such purchase money mortgage and the assignment thereof to be promptly recorded and filed in such place or places as shall be required by law in order fully to preserve and protect the security afforded thereby and shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of the signer, such purchase money mortgage and the assignment thereof have been properly recorded and filed so as to make effective the Lien intended to be created thereby. Should any re-recording or re-filing be necessary at any time or from time to time, the Company shall likewise cause the same to be duly effected and shall, in each case, furnish to the Trustee an Opinion of Counsel similar to the foregoing. The Trustee shall deliver to the Company any purchase money mortgage and/or assignment thereof whenever required for the purpose of recording or filing or re-recording or re-filing, as evidenced by an Opinion of Counsel, and the same shall be promptly returned to the Trustee when such purposes shall have been accomplished.

Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section 803 and obtain the release of the part of such property which does not constitute Funded Property under Section 804. In such event, (a) the application of Property Additions in the release under this Section 803 as contemplated in clause (d)(ii) in the first paragraph thereof shall be taken into account in clause (iii) or clause (iv), whichever may be applicable, of the Engineer’s Certificate described in clause (c) in Section 804 and (b) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.

SECTION 804. Release of Property Not Constituting Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which is not Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a) a Company Order requesting the release of such property;

(b) an Officer’s Certificate describing in reasonable detail the property to be released and stating:

(i) that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(ii) that the property to be released is not Funded Property; and

(iii) that (except in any case where a Governmental Authority has exercised a right to order the Company to divest itself of such property) such release is, in the opinion of the signers, desirable in the conduct of the business of the Company;

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(c) an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order, stating:

(i) the fair value, in the opinion of the signers, of the property to be released;

(ii) the Cost of the property to be released;

(iii) if true, either (A) that the aggregate amount of the Cost or fair value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero or (B) that the Cost or fair value (whichever is less) of the property to be released does not exceed the aggregate Cost or fair value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release;

(iv) if neither of the statements contemplated in subclause (iii) above can be made, the amount by which zero exceeds the amount referred to in subclause (iii)(A) above (showing in reasonable detail the calculation thereof); and

(v) that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(d) if the Engineer’s Certificate required by clause (c) above contains neither of the statements contemplated in clause (c)(iii) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the lower of (i) the Cost or fair value (whichever is less) of the property to be released and (ii) the amount shown in clause (c)(iv) above exceeds the aggregate of items of the character described in subclauses (iii) and (v) of clause (d) of Section 803 then to be used as a credit under this Section 804 (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 803); and

(e) an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the release of such property have been complied with.

Any Outstanding Securities deposited with the Trustee pursuant to clause (d) above shall forthwith be canceled by the Trustee.

Section 805

SECTION 805. Release of Minor Properties.

Notwithstanding the provisions of Sections 803 and 804, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order, and without requiring compliance with any of the provisions of Section 803 or 804, release from the Lien hereof all the right, title and interest of the Trustee in and to the same provided that the aggregate fair value of the property to be so released on any date in a given calendar year, together with all other property released pursuant to this Section 805 in such calendar year, shall not exceed the greater of Five Million Dollars ($5,000,000) and three per centum (3%) of the sum of (a) the aggregate principal amount of Securities then Outstanding and (b) the aggregate principal amount of Class “A” Bonds then Outstanding other than Class “A” Bonds delivered to and then held by the Trustee. Prior to the granting of any such release, there shall be delivered to the Trustee an Engineer’s Certificate stating the fair value, in the judgment of the signers, of the property to be released, the aggregate fair value of all other property theretofore released pursuant to this Section 805 in such calendar year and, as to Funded Property, the Cost thereof (or, if the fair value to the Company of such property at the time the same became Funded Property was less than the Cost thereof, then such fair value, in the judgment of the signers, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 1st of each year, the Company shall deposit with the Trustee an amount in cash equal to the aggregate Cost of the properties constituting Funded Property so released during the previous calendar year (or, if the fair value to the Company of any particular property at the time the same became Funded Property was less than the Cost thereof, then such fair value in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class “A” Mortgage or other Lien prior to the Lien of this Indenture in accordance with the provision thereof. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

SECTION 806. Withdrawal or Other Application of Funded Cash.

Subject to the provisions of Section 405 and Section 702(a) and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

(a) may be withdrawn from time to time by the Company to the extent of the Cost or the fair value to the Company (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to Section 104, described in an Engineer’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with Section 403(b)(ii), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired,

Section 806

made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(b) may be withdrawn from time to time by the Company in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 404 hereof, by virtue of compliance with all applicable provisions of Section 404 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any such Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such withdrawal of cash;

(c) may be withdrawn from time to time by the Company in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of any Outstanding Securities delivered to the Trustee;

(d) may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices (not exceeding ten-sevenths (10/7ths) of the principal amount thereof) and otherwise as directed or approved by the Company; or

(e) may, upon the request of the Company, be applied by the Trustee to the payment at Stated Maturity of any Securities or to the redemption of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Five.

Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis for the authentication and delivery of Securities equal in principal amount to seventy per centum (70%) of the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Securities (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 404 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to comply with Section 401.

Section 807

Any obligation secured by purchase money mortgage received or to be received by the Trustee under any of the provisions of this Indenture in consideration of the release of property may be released at any time upon payment by the Company to the Trustee of all or the unpaid portion of the principal of such obligation; provided, however, that at any time after the Trustee shall have received on account of the principal of any obligations secured by purchase money mortgage on a specified property (from the Company, the obligor or otherwise) an amount in cash equal to the aggregate principal amount of such obligations to the extent made the basis of a credit in the application for release from the Lien hereof of such property, the Trustee shall deliver to the Company, upon receipt by the Trustee of a Company Order requesting the same, the purchase money mortgage on such property and all obligations secured thereby then held by the Trustee including, but not limited to, any such obligations delivered to the Trustee as required by clause (d) of Section 803 but not used as a credit thereunder.

The principal of and interest on any such obligations secured by purchase money mortgage held by the Trustee shall be collected by the Trustee as and when the same become payable. Unless an Event of Default shall have occurred and be continuing, the interest received by the Trustee on any such obligations shall be remitted to the Company, and any payments received by the Trustee on account of the principal of any such obligations in excess of the amount of credit used by the Company in respect of such obligations upon the release of any property from the Lien hereof shall be deemed not to constitute Funded Cash and shall also be remitted to the Company.

The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall exist, in accordance with a Company Order, and, during the existence of an Event of Default, in its own discretion.

Any Securities received by the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee.

SECTION 807. Release of Property Taken by Eminent Domain, etc.

Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company not elect to obtain the release of such property pursuant to other provisions of this Article Eight, the Trustee shall, upon request of the Company evidenced by a Company Order, release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has

Section 808

been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold under threat of exercise of such power, and the amount so stated shall be deemed to be the fair value of such property for the purpose of any notice to the Holders of Securities and (c) a deposit by the Company of an amount in cash equal to the Cost of the property constituting Funded Property so taken or sold (or, if the fair value to the Company of such property at the time the same became Funded Property was less than the Cost thereof, then such fair value in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class “A” Mortgage or other Lien prior to the Lien of this Indenture. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

SECTION 808. Alternative Release Provision.

In lieu of the other provisions for the release of the Mortgaged Property provided in this Indenture, unless an Event of Default shall have occurred and be continuing, the Company may in the alternative obtain the release of any part of the Mortgaged Property which is subject to the Lien of a Class “A” Mortgage (except cash or obligations secured by purchase money mortgage) by delivery to the Trustee of an Officer’s Certificate as to the non-existence of an Event of Default referred to above, an Engineer’s Certificate as to the fair value of the property to be released and a copy of a release of such part of the Mortgaged Property from the Lien of such Class “A” Mortgage executed by the trustee thereunder.

SECTION 809. Disclaimer or Quitclaim.

In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has lawfully ordered the Company to divest itself of, any property of a character excepted from the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, execute such instruments of disclaimer or quitclaim as may be appropriate upon receipt by the Trustee of the following:

(a) an Officer’s Certificate describing in reasonable detail the property to be disclaimed or quitclaimed; and

(b) an Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof and that the execution of such disclaimer or quitclaim is appropriate.

SECTION 810. Miscellaneous.

(a) If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of

Section 901

cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

(b) If any property released from the Lien of this Indenture as provided in Section 803, 804 or 805 shall continue to be owned by the Company after such release, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.

(c) Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(d) No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

ARTICLE NINE

Satisfaction and Discharge

SECTION 901. Satisfaction and Discharge of Securities.

Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee, in trust:

(a) money in an amount which shall be sufficient, or

(b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without

Section 901

any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, shall be sufficient, or

(c) a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee:

(x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited with the Trustee in accordance with this Section shall be held by the Trustee, in trust, as provided in Section 903;

(y) if Eligible Obligations shall have been deposited with the Trustee, an Opinion of Counsel that the obligations so deposited with the Trustee constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an Independent public accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and

(z) an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied.

Upon receipt by the Trustee of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) shall not have been delivered to the Trustee, such Securities or portions thereof shall not be deemed to have been paid as contemplated in such paragraph, but the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the covenants of the Company under Article Six (except the covenants contained in Sections 601(a), 602 and 603) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 301.

If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section,

Section 902

the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 503 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid as provided in this Section do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit with the Trustee of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

Notwithstanding the satisfaction and discharge of any Securities as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 504, 602, 603, 1107 and 1115 and this Article Nine shall survive.

The Company shall pay, and shall indemnify the Trustee and each Holder of Securities which are deemed to have been paid as provided in this Section against, any tax, fee or other charge imposed on or assessed against the Eligible Obligations deposited with the Trustee or the principal or interest received by the Trustee in respect of such Eligible Obligations.

Anything herein to the contrary notwithstanding, if, at any time after a Security would be deemed to have been satisfied or discharged pursuant to this Section (without regard to the provisions of this paragraph), the Trustee shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, the indebtedness of the Company in respect of such Security shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain Outstanding.

SECTION 902. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(1) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (B) Securities deemed to have been paid in accordance with Section 901) have been delivered to the Trustee for cancellation; or

(2) all Securities not theretofore delivered to the Trustee for cancellation (other than Securities described in clause (1)(A) above) shall be deemed to have been paid in accordance with Section 901;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

Section 903

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 504, 602, 603, 1107 and 1115 and this Article Nine shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer, reconvey and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 903) and shall execute and deliver to the Company such deeds and other instrument as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such assignment, transfer, reconveyance and turning over and the release and discharge of the Lien of this Indenture.

SECTION 903. Application of Trust Money.

Neither the Eligible Obligations nor the money deposited with the Trustee pursuant to Section 901, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 603; provided, however, that, unless an Event of Default shall have occurred and be continuing, any cash received from such principal or interest payments on such Eligible Obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 901 maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received by the Trustee, free and clear of the Lien of this Indenture; and provided, further, that, unless an Event of Default shall have occurred and be continuing, any moneys held by the Trustee in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of the Lien of this Indenture.

ARTICLE TEN

Events of Default; Remedies

SECTION 1001. Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events:

(a) failure to pay interest, if any, on any Security within sixty (60) days after the same becomes due and payable; or

Section 1001

(b) failure to pay the principal of or premium, if any, on any Security within three (3) Business Days after its Maturity; or

(c) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or

Section 1002

(f) the occurrence of a matured event of default under any Class “A” Mortgage; provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of such event of default under such Class “A” Mortgage and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.

SECTION 1002. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable.

At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest, if any, on all Securities then Outstanding;

(ii) the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities; and

(iii) all amounts due to the Trustee under Section 1107;

and

(b) any other Event or Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 1017.

Section 1003

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 1003. Entry Upon Mortgaged Property.

If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the Lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 1007. Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Securities and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured, the Trustee shall surrender possession of the Mortgaged Property to the Company.

SECTION 1004. Power of Sale; Suits for Enforcement.

If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 1016 and if and to the extent permitted by law:

(a) sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of a majority in principal amount of the Securities then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once in each week for four successive weeks prior to such sale in an Authorized Publication in each Place of Payment for the Securities of each series; or

(b) proceed to protect and enforce its rights and the rights of the Holders of Securities under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Securities.

Section 1005

SECTION 1005. Incidents of Sale.

Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

(a) the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;

(b) any Holder or Holders of Securities or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

(c) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(d) the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

(e) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and

(f) the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their

Section 1006

purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

SECTION 1006. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 1001 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 1107.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the Lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Securities.

SECTION 1007. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article, including any rents, profits, revenues and other income collected pursuant to Section 1003 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the Lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Sections 702 and 806, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then

Section 1008

held by the Trustee as part of the Mortgaged Property, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all undeducted amounts due the Trustee under Section 1107;

Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, ratably as aforesaid; provided, however, that any money collected by the Trustee pursuant to Sections 702 and 806 in respect of interest and Section 1003 shall first be applied to the payment of interest so due; and

Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 1008. Receiver.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.

SECTION 1009. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 1107) and of the Holders allowed in such judicial proceeding, and

Section 1010

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 1107.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 1010. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 1011. Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

Section 1012

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 1012. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 1013. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 1014. Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 1015. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 1016. Control by Holders of Securities.

If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Securities then Outstanding shall have the right to direct the

Section 1017

time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 1017. Waiver of Past Defaults.

Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default

(a) in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or

(b) in respect of a covenant or provision hereof which under Section 1402 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 1018. Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Securities by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 1019

SECTION 1019. Waiver of Appraisement and Other Laws.

To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose the Lien of this Indenture may order the sale of the Mortgaged Property as an entirety.

SECTION 1020. Defaults under Class “A” Mortgages.

In addition to every other right and remedy provided herein, the Trustee may exercise any right or remedy available to the Trustee in its capacity as owner and holder of Class “A” Bonds which arises as a result of a default or matured event of default under any Class “A” Mortgage, whether or not an Event of Default shall then have occurred and be continuing.

ARTICLE ELEVEN

The Trustee

SECTION 1101. Certain Duties and Responsibilities.

(a) The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act.

(b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 1102. Notice of Defaults.

The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 1001(c), no such notice to Holders shall be given until at least 45 days after

Section 1103

the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

The Trustee shall give to the trustee under each Class “A” Mortgage a copy of each notice of default given to the Holders pursuant to this Section. In addition, the Trustee shall give to the Holders copies of each notice of default under any Class “A” Mortgage given to the Trustee in its capacity as owner and holder of Class “A” Bonds issued and outstanding thereunder.

SECTION 1103. Certain Rights of Trustee.

Subject to the provisions of Section 1101:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

Section 1104

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) except as otherwise provided in Section 1001(c), the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee assigned to the Corporate Trust Group of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of the Event of Default or (ii) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on the Securities or by any Holder of such Securities or, in the case of an Event of Default described in Section 1001(f), by the trustee under the related Class “A” Mortgage.

SECTION 1104. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 1105. May Hold Securities.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 1108 and 1113, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.

SECTION 1106. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 1107. Compensation and Reimbursement.

The Company shall

(a) pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the

Section 1108

reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, wilful misconduct or bad faith; and

(c) indemnify the Trustee and hold it harmless from and against any loss, liability or expense reasonably incurred without negligence, wilful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien prior to the Securities upon the Mortgaged Property collected by the Trustee as such other than property and funds held in trust under Section 903 (except as otherwise provided in Section 903).

SECTION 1108. Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

SECTION 1109. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(a) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or

(b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the U.S. Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most

Section 1110

recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 1110. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1111.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 1111 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 1108 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 1109 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 1018, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 1111. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders

Section 1111

of a majority in principal amount of the Securities then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1111, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 1111, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 1111, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (d) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 1111, all as of such date, and all other provisions of this Section and Section 1111 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

SECTION 1111. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 1112

SECTION 1112. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 1113. Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

(a) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or such obligor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 1114. Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to

Section 1114

act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and

(e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 1115

SECTION 1115. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Section 1201

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 1107.

The provisions of Sections 308, 1104 and 1105 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By
As Authenticating Agent

By
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 105 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE TWELVE

Lists of Holders; Reports by Trustee and Company

SECTION 1201. Lists of Holders.

Semiannually, not later than June 30 and December 31 in each year, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act.

Section 1202

SECTION 1202. Reports by Trustee and Company.

Annually, not later than December 31 in each year, the Trustee shall transmit to the Holders and the Commission a report with respect to any events described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders and the Commission, and the Company shall file with the Trustee and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act.

ARTICLE THIRTEEN

Consolidation, Merger, Conveyance,

Transfer or Lease

SECTION 1301. Company may Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or convey, or otherwise transfer or lease, subject to the Lien of this Indenture, the Mortgaged Property as or substantially as an entirety to any Person, unless:

(a) such consolidation, merger, conveyance, other transfer or lease shall be on such terms as shall fully preserve in all material respects the Lien and security of this Indenture and the rights and powers of the Trustee and the Holders of the Securities hereunder;

(b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State or Territory thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and satisfactory to the Trustee, which:

(i) in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(ii) in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein,

Section 1302

(A) confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and, at the election of the Successor Corporation,

(B) subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

(c) in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1302. Successor Corporation Substituted.

Upon any consolidation or merger or any conveyance or other transfer, subject to the Lien of this Indenture, of the Mortgaged Property as or substantially as an entirety in accordance with Section 1301, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing:

(a) all property of the Successor Corporation then subject to the Lien of this Indenture, of the character described in Section 104, shall constitute Property Additions;

Section 1303

(b) the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Four, authenticate and deliver, Securities upon the basis of Property Additions or upon any other basis provided in Article Four; and

(c) the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the same benefit of the Lien and security of this Indenture as all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 1303. Extent of Lien Hereof on Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1301, the indenture supplemental hereto contemplated in clause (b)(ii) in Section 1301, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (B) thereof, neither this Indenture nor such supplemental indenture shall become or be required to become or be a Lien upon any of the properties then owned or thereafter acquired by the Successor Corporation except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties.

SECTION 1304. Release of Company upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer contemplated in Section 1301, upon the satisfaction of all the conditions specified in Section 1301 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge.

SECTION 1305. Merger into Company; Extent of Lien Hereof.

(a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the Lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.

(b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to

Section 1401

such properties or any renewals, replacements or substitutions of or for any part or parts of such properties.

ARTICLE FOURTEEN

Supplemental Indentures

SECTION 1401. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Thirteen; or

(b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company; or

(c) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property; or

(d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or

(e) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301; or

(f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

Section 1402

(h) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

(i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or

(j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and

(x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect such changes or elimination.

SECTION 1402. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be

Section 1402

Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series or Tranche so directly affected:

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) permit the creation of any Lien ranking prior to the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property or terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property, or deprive such Holder of the benefit of the security of the Lien of this Indenture; or

(c) reduce the percentage in principal amount of the Outstanding Securities of such series or Tranche, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1504 for quorum or voting; or

(d) modify any of the provisions of this Section, Section 609 or Section 1017, except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 1401(g).

Section 1403

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 1403. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 1101) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1404. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 1405. Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 1406. Reference in Securities to Supplemental Indentures.

Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

Section 1501

ARTICLE FIFTEEN

Meetings of Holders; Action Without Meeting

SECTION 1501. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 1502. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1501, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 109, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches

Section 1503

thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1503. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1504. Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1505(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 109 not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 1402, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the

Section 1505

affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1505. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

(b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 107 and the appointment of any proxy shall be proved in the manner specified in Section 107. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 107 or other proof.

(c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d) At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e) Any meeting duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the

Section 1506

meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 1506. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1507. Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 107.

ARTICLE SIXTEEN

Immunity of Incorporators, Stockholders, Officers

and Directors

SECTION 1601. Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or

Section 1601

indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied here from or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Signatures

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the respective dates first above written.

DUQUESNE LIGHT COMPANY

By:	/s/ WILLIAM F. FIELDS
William F. Fields
Vice President and Treasurer

Attest:

/s/ DOUGLAS L. RABUZZI
Douglas L. Rabuzzi
Secretary

JPMORGAN CHASE BANK, Trustee

By:	/s/ JOSEPH C. PROGAR
Joseph C. Progar
Authorized Signor

Attest:

/s/ ELAINE D. RENN
Elaine D. Renn
Authorized Signor

Acknowledgements

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF ALLEGHENY	)

On the 15th day of October, 2004, before me personally came William F. Fields, to me known, who, being by me duly sworn, did depose and say that he is a Vice President and the Treasuer of Duquesne Light Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ ZOE A. PERO
Notary Public

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF ALLEGHENY	)

On the 15th day of October, 2004, before me personally came Joseph C. Progar, to me known, who, being by me duly sworn, did depose and say that he is an Authorized Signor of JPMorgan Chase Bank, the banking corporation described in and which executed the foregoing instrument; that he knows the seal of said banking corporation; that the seal affixed to said instrument is the seal of said banking corporation; that it was so affixed by authority of the Board of Directors of said banking corporation; and that he signed his name thereto by like authority.

/s/ JUDITH A. MCEACHERN
Notary Public

Certificate of Precise Residence

CERTIFICATE OF PRECISE RESIDENCE

I hereby certify that the precise residence of JPMorgan Chase Bank is One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Allegheny County, Pennsylvania.

/s/ JOSEPH C. PROGAR
Joseph C. Progar
Authorized Signor of JPMorgan Chase Bank

October 15, 2004

Schedule A

Supplemental Indenture No.	Dated as of	Securities of Series No.	Series Designation	Authorized	Principal Amount Issued[1]	Outstanding[1]
1	April 1, 1992	1	Secured Medium-Term Notes, Series B	$400,000,000	$400,000,000	None
2	October 1, 1992	2	First Collateral Trust Bonds, Series C	$400,000,000	$400,000,000	$40,000,000
3	December 1, 1992	3	First Collateral Trust Bonds, Pollution Control Series D	$47,925,000	$47,925,000	None
4	March 30, 1993	None	None	None	None	None
5	June 1, 1993	4	First Collateral Trust Bonds, Series E	$300,000,000	$300,000,000	None
6	June 1, 1993	5	First Collateral Trust Bonds, Pollution Control Series F	$25,000,000	$25,000,000	None
7	August 1, 1993	6	First Collateral Trust Bonds, Pollution Control Series G	$20,500,000	$20,500,000	None
8	March 21, 1994	None	None	None	None	None
9	October 1, 1994	7	First Collateral Trust Bonds, Pollution Control Series H	$75,500,000	$75,500,000	None
10	March 22, 1995	None	None	None	None	None
11	June 1, 1995	8	First Collateral Trust Bonds, Series I	$923,000,000	$923,000,000	None
12	September 1, 1995	9	First Mortgage Bonds, Series J	$685,000,000	$685,000,000	None
13	March 22, 1996	None	None	None	None	None
14	March 17, 1997	None	None	None	None	None
15	November 1, 1999	10	First Mortgage Bonds, Pollution Control Series K1	$49,500,000	$49,500,000	$49,500,000
15	November 1, 1999	11	First Mortgage Bonds, Pollution Control Series K2	$13,500,000	$13,500,000	$13,500,000
15	November 1, 1999	12	First Mortgage Bonds, Pollution Control Series K3	$33,955,000	$33,955,000	$33,955,000
15	November 1, 1999	13	First Mortgage Bonds, Pollution Control Series L1	$21,500,000	$21,500,000	$21,500,000
15	November 1, 1999	14	First Mortgage Bonds, Pollution Control Series L2	$20,500,000	$20,500,000	$20,500,000
15	November 1, 1999	15	First Mortgage Bonds, Pollution Control Series L3	$4,655,000	$4,655,000	$4,655,000

[1]	As of October 15, 2004

Schedule A

Supplemental Indenture No.	Dated as of	Securities of Series No.	Series Designation	Authorized	Principal Amount Issued[1]	Outstanding[1]
15	November 1, 1999	16	First Mortgage Bonds, Pollution Control Series M1	$25,000,000	$25,000,000	$25,000,000
15	November 1, 1999	17	First Mortgage Bonds, Pollution Control Series M2	$13,700,000	$13,700,000	$13,700,000
15	November 1, 1999	18	First Mortgage Bonds, Pollution Control Series M3	$18,000,000	$18,000,000	$18,000,000
15	November 1, 1999	19	First Mortgage Bonds, Pollution Control Series M4	$44,250,000	$44,250,000	$44,250,000
15	November 1, 1999	20	First Mortgage Bonds, Pollution Control Series M5	$75,500,000	$75,500,000	$75,500,000
15	November 1, 1999	21	First Mortgage Bonds, Pollution Control Series N1	$50,000,000	$50,000,000	$50,000,000
15	November 1, 1999	22	First Mortgage Bonds, Pollution Control Series N2	$47,925,000	$47,925,000	$47,925,000
16		None	None	None	None	None
17	April 1, 2001	None	None	None	None	None
18	April 1, 2002	23	First Mortgage Bonds, Series O	$200,000,000	$200,000,000	$200,000,000
19	April 1, 2002	24	First Mortgage Bonds, Series P	$100,000,000	$100,000,000	$100,000,000
20	May 1, 2004	25	First Mortgage Bonds, Series Q	$200,000,000	$200,000,000	$200,000,000
21	October 1, 2004	None	None	None	None	None
			Totals	$3,794,910,000	$3,794,910,000	$957,985,000

RECORDING INFORMATION

for

Supplemental Indenture No. 22

(being a restatement in its entirety of the

Indenture of Mortgage and Deed of Trust,

dated as of April 1, 1992

as heretofore amended)

Allegheny County, Pennsylvania
Office of Recorder of Deeds
Recorded December 3, 2004
Mortgage Book Volume 29142, Page 47

Beaver County, Pennsylvania
Office of Recorder of Deeds
Recorded December 1, 2004
Mortgage Book Volume

Greene County, Pennsylvania
Office of Recorder of Deeds
Recorded December 1, 2004
Mortgage Book Volume 315, Page 1

Washington County, Pennsylvania
Office of Recorder of Deeds
Recorded December 9, 2004
Mortgage Book Volume

Westmoreland County, Pennsylvania
Office of Recorder of Deeds
Recorded December 7, 2004
Mortgage Book Volume